Exhibit 10.1

AGILE THERAPEUTICS, INC.
PERFORMANCE UNIT ISSUANCE AGREEMENT

RECITALS

A.                                    The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any Parent or Subsidiary) and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.                                    The Participant is to render valuable services to the Corporation (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to the Participant under the Stock Issuance Program.

C.                                    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                      Grant of Performance Units.  The Corporation hereby awards to the Participant, as of the Award Date, a target award of the number of Performance Units specified in the Award Summary below (the “Target Award”).  Each Performance Unit represents the right to receive one share of Common Stock on the specified Issue Date if the Threshold Performance Goal (or Target Performance Goal) and other conditions in this Agreement are met.  The Target Award, the Threshold Performance Goal and Target Performance Goal, the Performance Period, the date on which shares of Common Stock may become issuable to the Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Award Date:	[ ]

Target Award:	shares of Common Stock

Threshold Performance Goal:

Target Performance Goal:

Performance Period:	The Performance Period is the period beginning on the Award Date and ending [ ].

2.                                      Vesting.

(a)                                 Subject to Paragraph 5, the Participant shall vest in the Performance Units as follows (if at all):  (i) the Participant shall vest in [                      ] of the Target Award if the Threshold Performance Goal is met for the Performance Period and if the Participant remains in Service through the Issue Date; or (ii) the Participant shall vest in 100% of the Target Award if the Target Performance Goal is met for the Performance Period and if the Participant remains in Service through the Issue Date.  In no event shall the Participant earn more than 100% of the Target Award.

(b)                                 At the end of the Performance Period, the Plan Administrator will determine whether and to what extent the Target Performance Goal and Threshold Performance Goal have been met and the amount to be paid to the Participant with respect to the Performance Units.  Except as described in Paragraph 5 below, the Participant must be providing Service to the Corporation on the Issue Date in order for the Participant to receive payment with respect to the Performance Units.

3.                                      Cessation of Service.  Except as otherwise provided in Paragraph 5 below, should the Participant cease Service for any reason prior to the Issue Date, then the Performance Units will be immediately cancelled.  The Participant shall thereupon cease to have any right or entitlement to receive any shares of Common Stock under the Performance Units.

4.                                      Payment with Respect to Performance Units.  If the Plan Administrator determines that the conditions to payment of the Performance Units have been met as set forth in this Agreement, the Corporation shall pay to the Participant shares of Common Stock equal to the number of Performance Units to be paid according to achievement of the Threshold Performance Goal or Target Performance Goal, as applicable, in accordance with Paragraph 2, subject to the payment of all Withholding Taxes as set forth in Paragraph 9.  Payment of the shares of Common Stock shall be made (if at all) between [                      ] and [                      ], except as provided in Paragraph 5 below.

5.                                      Change in Control.

(a)                                 In the event of a Change in Control on or prior to the end of the Performance Period, the Performance Units outstanding at the time of the Change in Control will vest immediately upon the closing of the Change in Control at [                      ] of the Target Award if the Threshold Performance Goal has been met on or prior to closing of the Change in Control or at 100% of the Target Award if the Target Performance Goal has been met on or prior to the closing of the Change in Control.  The shares of Common Stock subject to those vested Performance Units will be issued immediately upon the Change in Control or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such closing, or will otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of the Change in Control and distributed at the same time as such stockholder payments, but the distribution to the Participant shall in no event be made later than the later of (i) the close of the calendar year in which the Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of such Change in Control.

(b)                                 If neither the Threshold Performance Goal nor the Target Performance Goal have been met on or prior to the closing of a Change in Control, the Performance Units outstanding at the time of the Change in Control will vest immediately upon the closing of the Change in Control at 100% of the Target Award.  The shares of Common Stock subject to those vested Performance Units will be issued immediately upon the Change in Control or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such closing, or will otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the

Corporation in consummation of the Change in Control and distributed at the same time as such stockholder payments, but the distribution to the Participant shall in no event be made later than the later of (i) the close of the calendar year in which the Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of such Change in Control.

(c)                                  This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.                                      Limited Transferability.  Prior to the actual issuance of shares of Common Stock under the Award, the Participant may not transfer any interest in the Performance Units or the underlying shares of Common Stock; provided, however, any Performance Units which vest hereunder but which otherwise remain unpaid at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of the Award.  The Participant may also direct the Corporation to issue stock certificates for any shares of Common Stock which in fact become issuable hereunder to one or more designated Family Members or a trust established for the Participant and/or his or her Family Members.  The Participant may make a beneficiary designation or certificate directive for the Award at any time by filing the appropriate form with the Plan Administrator or its designee.

7.                                      Stockholder Rights.  Neither the Participant nor any other person having an interest in the Award, shall have any stockholder rights, including voting or dividend rights, with respect to the shares of Common Stock underlying the Award until the Participant becomes the record holder of those shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.

8.                                      Adjustment in Shares.  Should any change be made to the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution or should there occur any merger, consolidation or other reorganization (including, without limitation, a Change in Control transaction) then equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to the Award in such manner as the Plan Administrator deems appropriate in order to reflect such change and thereby prevent the dilution or enlargement of benefits hereunder.

9.                                      Collection of Withholding Taxes.

(a)                                 Upon the applicable Issue Date, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.

(b)                                 Until such time as the Corporation provides the Participant with written or electronic notice to the contrary, the Corporation shall collect the Withholding Taxes required to be withheld with respect to the issuance of the shares of Common Stock underlying vested Performance Units hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes (the “Share Withholding Method”); provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income.

(c)                                  Should any shares of Common Stock underlying Performance Units be distributed at a time that the Share Withholding Method is not available, then the Withholding Taxes required to be withheld with respect to those shares shall be collected from the Participant through either of the following alternatives:

•                  the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such Withholding Taxes, or

•                  the use of the proceeds from a next-day sale of the shares issued to the Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) the Participant makes an irrevocable commitment, on or before the Issue Date for those shares, to effect such sale of the shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(d)                                 Notwithstanding the provisions of subparagraphs (a) and (b) of this Paragraph 9, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the Performance Units (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the Performance Units vest hereunder.  Accordingly, to the extent the Issue Date for one or more vested Performance Units is to occur in a year subsequent to the calendar year in which those Performance Units vest, the Participant shall, on or before the last business day of the calendar year in which the Performance Units vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Performance Units.  The provisions of this Paragraph 9(d) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).

(e)                                  Except as otherwise provided in Paragraph 5, the settlement of all Performance Units which vest under the Award shall be made solely in shares of Common Stock.  In no event, however, shall any fractional shares be issued.  Accordingly, the total number of shares of Common Stock to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

10.                               Compliance with Laws and Regulations.  The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.

11.                               Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Except to the extent electronic notice is expressly authorized hereunder, any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery (or electronic delivery to the extent authorized hereunder) or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.                               Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.

13.                               Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Committee and Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

14.                               Code Section 409A.  It is the intention of the parties that the provisions of this Agreement shall comply with the requirements of the short-term deferral exception to Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4).  Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

15.                               Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

16.                               Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without cause.

17.                               Recoupment.  The Award shall be subject to any clawback, recoupment or other similar policy adopted by the Board as in effect from time to time, and the Award and any cash, shares of Common Stock or other property or amounts due, paid or issued to the Participant shall be subject to the terms of such policy, as in effect from time to time.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

AGILE THERAPEUTICS, INC.

By:

[	], PARTICIPANT

Signature:

Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.                                    Agreement shall mean this Performance Unit Issuance Agreement.

B.                                    Award shall mean the award of Performance Units made to the Participant pursuant to the terms of the Agreement.

C.                                    Award Date shall mean the date the Performance Units are awarded to the Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.                                    Board shall mean the Corporation’s Board of Directors.

E.                                     Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)                                     the closing of a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii)                                  the closing of a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Corporation’s assets,

(iii)                               the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or

(iv)                              a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F.                                      Code shall mean the Internal Revenue Code of 1986, as amended.

G.                                    Common Stock shall mean the Corporation’s common stock.

H.                                   Corporation shall mean Agile Therapeutics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Agile Therapeutics, Inc. which has by appropriate action assumed the Plan.

I.                                        Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.                                        Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

K.                                    Family Member shall mean any of the following members of the Participant’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

L.                                     Issue Date shall mean the date on which shares of Common Stock underlying the Performance Units are paid to the Participant in accordance with Paragraph 4 or 5 of the Agreement, as applicable.

M.                                 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

N.                                    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain.

O.                                    Participant shall mean the person to whom the Award is made pursuant to the Agreement.

P.                                      Performance Period shall mean the performance period set forth in Paragraph 1.

Q.                                    Performance Unit shall mean a hypothetical unit that represents the value of one share of Common Stock.

R.                                    Plan shall mean the Corporation’s 2014 Incentive Compensation Plan.

S.                                      Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

T.                                     Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

U.                                    Stock Exchange shall mean the Nasdaq Capital, Global or Global Select Market, the NYSE MKT, or the New York Stock Exchange.

V.                                    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.                                 Target Performance Goal shall mean the performance goal set forth in Paragraph 1 that must be met in order for the Participant to be eligible to receive payout at 100% of the Target Award.

X.                                    Threshold Performance Goal shall mean the performance goal set forth in Paragraph 1 that must be met in order for the Participant to be eligible to receive payout at [                      ] of the Target Award.

Y.                                    Withholding Taxes shall mean the federal, state and local income and employment taxes required to be withheld by the Corporation in connection with the vesting and concurrent issuance of the shares of Common Stock under the Award.